EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2016-NXS6 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Trimont Real Estate Advisors, LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Rialto Capital Advisors, LLC, as Special Servicer for the At Home Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the At Home Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the At Home Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the At Home Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the At Home Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Plaza Mexico - Los Angeles Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Plaza Mexico - Los Angeles Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Plaza Mexico - Los Angeles Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Plaza Mexico - Los Angeles Mortgage Loan on and after November 1, 2021, Rialto Capital Advisors, LLC, as Special Servicer for the Peachtree Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Peachtree Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Peachtree Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Peachtree Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Peachtree Mall Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Falls Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for The Falls Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Falls Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Falls Mortgage Loan on and after November 1, 2021, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Novo Nordisk Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Novo Nordisk Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Novo Nordisk Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Novo Nordisk Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Novo Nordisk Mortgage Loan on and after November 1, 2021, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Rentar Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Rentar Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Rentar Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Rentar Plaza Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Rentar Plaza Mortgage Loan on and after November 1, 2021.

Dated: March 9, 2022

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)